Exhibit 3.1

Companies (Jersey) Law 1991

Company Limited by Shares

EFFECTIVE:

8 JANUARY 2019

ARTICLES OF ASSOCIATION

OF

SHIRE PLC

(ADOPTED BY A SPECIAL RESOLUTION

DATED 8 JANUARY 2019)

CONTENTS

1 Definitions, interpretation and exclusion of Standard Table	1
Definitions	1
Interpretation	3
Exclusion of Standard Table	3

2 Shares	4
Power to issue Shares and options, with or without special rights	4
Power to issue fractions of a Share	4
Trusts not recognised	4
Power to vary class rights	4
Effect of new Share issue on existing class rights	5
Capital contributions without issue of further Shares	5
No bearer Shares or warrants	5
Limit on the number of joint holders	5
Treasury Shares	5
Branch register	5
Subscriber Ordinary Shares	6

3 Share certificates	7
Issue of share certificates	7
Renewal of lost or damaged share certificates	7

4 Lien on Shares	8
Nature and scope of lien	8
Company may sell Shares to satisfy lien	8
Authority to execute instrument of transfer	8
Consequences of sale of Shares to satisfy lien	8
Application of proceeds of sale	9

5 Calls on Shares and forfeiture	9
Power to make calls and effect of calls	9
Time when call made	10
Liability of joint holders	10
Interest on unpaid calls	10
Deemed calls	10
Power to accept early payment	10
Power to make different arrangements at time of issue of Shares	10
Notice of default	10
Forfeiture or surrender of Shares	11
Disposal of forfeited or surrendered Share and power to cancel forfeiture or surrender	11
Effect of forfeiture or surrender on former Member	11
Evidence of forfeiture or surrender	12
Sale of forfeited or surrendered Shares	12

6 Transfer of shares	12
Form of transfer	12
Power to refuse registration	12

Notice of refusal to register	12
Power to suspend registration	13
Fee, if any, payable for registration	13
Company may retain instrument of transfer	13

7 Transmission of Shares	13
Persons entitled on death of a Member	13
Registration of transfer of a Share following death or bankruptcy	13
Indemnity	14
Rights of person entitled to a Share following death or bankruptcy	14

8 Alteration of capital	14
Increasing, consolidating, converting, dividing and cancelling share capital	14
Reducing share capital	15
Sale of fractions of Shares	15

9 Redemption and purchase of Shares	15
Power to issue redeemable Shares and to purchase Shares	15
Power to pay for redemption or purchase in cash or in specie	16
Effect of redemption or purchase of a Share	16

10 Meetings of members	16
Power to call meetings	16
Annual general meetings	17
Content of notice	17
Period of notice	18
Persons entitled to receive notice	18
Publication of notice on a website	18
Time a website notice is deemed to be given	19
Required duration of publication on a website	19
Accidental omission to give notice or non-receipt of notice	19

11 Proceedings at meetings of Members	19
Quorum	19
Lack of quorum	20
Use of technology	20
Chairman	20
Right of a director or auditor’s representative to attend and speak	20
Adjournment	21
Method of voting	21
Outcome of vote by show of hands	21
Withdrawal of demand for a poll	21
Taking of a poll	21
Chairman has no casting vote	22
Amendments to resolutions	22
Written resolutions	22
Sole-member company	23

12 Voting rights of members	23
Right to vote	23
Rights of joint holders	24
Representation of corporate Members	24
Member with mental disorder	24
Objections to admissibility of votes	25
Form of proxy	25
How and when proxy is to be delivered	25
Voting by proxy	26

13 Number of directors	26

14 Appointment, disqualification and removal of directors	27
No age limit	27
No corporate directors	27
No shareholding qualification	27
Appointment of directors	27
Removal of directors	27
Resignation of directors	27
Termination of the office of director	27

15 Alternate directors	28
Appointment and removal	28
Notices	29
Rights of alternate director	29
Appointment ceases when the appointor ceases to be a director	29

16 Powers of directors	29
Powers of directors	29
Appointments to office	30
Remuneration	31

17 Delegation of powers	31
Power to delegate any of the directors’ powers to a committee	31
Power to appoint an agent of the Company	32
Power to appoint an attorney or authorised signatory of the Company	32

18 Meetings of directors	32
Regulation of directors’ meetings	32
Calling meetings	33
Notice of meetings	33
Use of technology	33
Quorum	33
Voting	33
Validity	34
Recording of dissent	34
Written resolutions	34

19 Permissible directors’ interests and disclosure	35
Permissible interests subject to disclosure	35
Notification of interests	36
Voting where a director is interested in a matter	36

20 Minutes	36

21 Accounts and audits	36
Accounting and other records	36
No automatic right of inspection	37
Sending of accounts and reports	37
Time of receipt if documents are published on a website	37
Validity despite accidental error in publication on website	37
When accounts are to be audited	38

22 Record dates	38

23 Dividends	38
Declaration of dividends by Members	38
Payment of interim dividends by directors	38
Apportionment of dividends	39
Right of set off	39
Power to pay other than in cash	39
How payments may be made	39
Dividends or other monies not to bear interest in absence of special rights	40
Dividends unable to be paid or unclaimed	40

24 Capitalisation of profits	40
Capitalisation of profits or of any share premium account or capital redemption reserve	40
Applying an amount for the benefit of members	41

25 Seal	41
Company seal	41
Official seal	41
When and how seal is to be used	41
If no seal is adopted or used	41
Power to allow non-manual signatures and facsimile printing of seal	42
Validity of execution	42

26 Indemnity	42
Indemnity	42
Release	43
Insurance	43

27 Notices	43
Form of notices	43
Electronic communications	44
Persons authorised to give notices	44
Delivery of written notices	44
Joint holders	44
Signatures	44
Evidence of transmission	45
Giving notice to a deceased or bankrupt Member	45
Delivery of notices	45
Saving provisions	46

28 Authentication of Electronic Records	46
Application of Articles	46
Authentication of documents sent by Members by Electronic means	46
Authentication of document sent by the Secretary or Officers by Electronic means	47
Manner of signing	47
Saving provision	47

29 Winding up	48
Distribution of assets in specie	48
No obligation to accept liability	48

30 Post-Scheme Shares	48

Companies (Jersey) Law 1991

Company Limited by Shares

Articles of Association

of

Shire PLC

1	Definitions, interpretation and exclusion of Standard Table

Definitions

1.1	In these Articles, the following definitions apply:

Articles means, as appropriate:

(a)	these Articles of Association as amended from time to time; or

(b)	two or more particular Articles of these Articles;

and Article refers to a particular Article of these Articles;

Business Day means a day other than a public holiday in the Island or the Republic of Ireland, a Saturday or a Sunday;

Clear Days, in relation to a period of notice, means that period excluding:

(a)	the day when the notice is deemed to be received; and

(b)	the day for which it is given or on which it is to take effect;

Company means the above-named company;

Default Rate means 3% (three per cent) per annum over the base rate of the Bank of England from time to time;

Electronic has the meaning given to that term in the Electronic Communications (Jersey) Law 2000;

Electronic Record has the meaning given to that term in the Electronic Communications (Jersey) Law 2000;

Electronic Signature has the meaning given to that term in the Electronic Communications (Jersey) Law 2000;

Fully Paid and Paid Up means that the agreed issue price for a Share has been fully paid or credited as paid in money or money’s worth;

Island means Jersey, Channel Islands;

Law means the Companies (Jersey) Law 1991;

Member means any person or persons entered on the register of members from time to time as the holder of a Share;

Memorandum means the Memorandum of Association of the Company as amended from time to time;

Officer means a person appointed to hold an office in the Company; and the expression includes a director, alternate director or liquidator, but does not include the Secretary;

Ordinary Shares means ordinary shares of £0.05 each in the capital of the Company with the rights set out in these Articles;

Ordinary Resolution means a resolution of a duly constituted general meeting of the Company passed by a simple majority of the votes cast by, or on behalf of, the Members entitled to vote. The expression also includes a written resolution signed by or on behalf of a simple majority of the Members, at the date when the resolution is deemed to be passed, would be entitled to vote on the resolution if it were proposed at a meeting;

PDF means Portable Document Format;

Secretary means a person appointed to perform the duties of the secretary of the Company, including a joint, assistant or deputy secretary;

Share means an Ordinary Share, a Subscriber Ordinary Share or any other share in the share capital of the Company; and the expression:

(a)	includes stock (except where a distinction between shares and stock is expressed or implied); and

(b)	where the context permits, also includes a fraction of a share;

Special Resolution has the meaning given to that term in the Law. The expression also includes a written resolution signed by or on behalf of the requisite majority of Members required for passing of a Special Resolution who, at the date when the resolution is deemed to be passed, would be entitled to vote on the resolution if it were proposed at a meeting;

Subscriber Ordinary Shares means the subscriber ordinary shares of £1.00 each in the capital of the Company, the rights attaching to which are described in Articles 2.14 and 2.15; and

subsidiary has the meaning given to that term in Article 2 of the Law.

Interpretation

1.2	In the interpretation of these Articles, the following provisions apply unless the context otherwise requires:

(a)	A reference in these Articles to a statute is a reference to a statute of the Island as known by its short title, and includes:

(i)	any statutory modification, amendment or re-enactment; and

(ii)	any subordinate legislation or regulations issued under that statute;

(b)	Headings are inserted for convenience only and do not affect the interpretation of these Articles, unless there is ambiguity;

(c)	A word which denotes the singular also denotes the plural, a word which denotes the plural also denotes the singular, and a reference to any gender also denotes the other genders;

(d)	A reference to a person includes, as appropriate, a company, trust, partnership, joint venture, association, body corporate or government agency;

(e)	Where a word or phrase is given a defined meaning another part of speech or grammatical form in respect to that word or phrase has a corresponding meaning;

(f)	All references to time are to be calculated by reference to time in the place where the Company’s registered office is located;

(g)

The words written and in writing include all modes of representing or reproducing words in a visible form, but do not include an Electronic Record where the distinction between a document in writing and an Electronic Record is expressed or implied; and

(h)	The words including, include and in particular or any similar expression are to be construed without limitation.

Exclusion of Standard Table

1.3

The regulations contained in the Standard Table adopted pursuant to the Companies (Standard Table) (Jersey) Order 1992 and any other regulations contained in any statute or subordinate legislation are expressly excluded and do not apply to the Company.

2	Shares

Power to issue Shares and options, with or without special rights

2.1

Subject to Article 30.2, the directors have general and unconditional authority to allot (with or without confirming rights of renunciation), grant options over or otherwise deal with any unissued Shares of the Company to such persons at such times and on such terms and conditions as they may decide.

2.2	Subject to Article 30.2 and without limitation to the preceding Article, the directors may so deal with the unissued Shares of the Company:

(a)	at an issue price determined by the directors;

(b)	with the sanction of an Ordinary Resolution, with preferred, deferred or other special rights or restrictions whether in regard to dividend, voting, return of capital or otherwise;

(c)	without preferred, deferred or other special rights or restrictions whether in regard to dividend, voting, return of capital or otherwise.

Power to issue fractions of a Share

2.3

Subject to the Law, the Company may issue fractions of a Share of any class. A fraction of a Share shall be subject to and carry the corresponding fraction of liabilities (whether with respect to calls or otherwise), limitations, preferences, privileges, qualifications, restrictions, rights and other attributes of a Share of that class of Shares.

Trusts not recognised

2.4	Except as required by law:

(a)	no person shall be recognised by the Company as holding any Share on any trust; and

(b)	no person other than the Member shall be recognised by the Company as having any right in a Share.

Power to vary class rights

2.5

If the share capital is divided into different classes of Shares then, unless the terms on which a class of Shares was issued state otherwise, the rights attaching to a class of Shares may only be varied if one of the following applies:

(a)	the Members holding two thirds of the issued Shares of that class consent in writing to the variation; or

(b)	the variation is made with the sanction of a Special Resolution passed at a separate general meeting of the Members holding the issued Shares of that class.

2.6	For the purpose of Article 2.5(b), all the provisions of these Articles relating to general meetings apply, mutatis mutandis, to every such separate meeting except that:

(a)	the necessary quorum shall be one or more persons holding, or representing by proxy, not less than one third of the issued Shares of the class; and

(b)	any Member holding issued Shares of the class, present in person or by proxy or, in the case of a corporate Member, by its duly authorised representative, may demand a poll.

Effect of new Share issue on existing class rights

2.7

Unless the terms on which a class of Shares was issued state otherwise, the rights conferred on the Member holding Shares of any class shall not be deemed to be varied by the creation or issue of further Shares ranking pari passu with the existing Shares of that class.

Capital contributions without issue of further Shares

2.8

With the consent of a Member, the directors may accept a voluntary contribution from that Member without issuing Shares in return. If the directors agree to accept a voluntary contribution from a Member, the directors shall resolve whether that contribution shall be treated as an addition to the capital account of the Company or to a general reserve of the Company (it being understood that the contribution is not provided by way of loan).

No bearer Shares or warrants

2.9	The Company shall not issue bearer Shares or warrants.

Limit on the number of joint holders

2.10	In respect of a Share, the Company shall not be required to enter the names of more than four joint holders in the register of members of the Company.

2.11	If two or more persons are registered as joint holders of a Share, then any one of those joint holders may give effectual receipts for moneys payable in respect of that Share.

Treasury Shares

2.12

From time to time, the Company may hold its own Shares as treasury shares and the directors may sell, transfer or cancel any treasury shares in accordance with the Law. For the avoidance of doubt, the Company shall not be entitled to vote or receive any distributions in respect of any treasury shares held by it.

Branch register

2.13

Subject to and to the extent permitted by the Law, the Company, or the directors on behalf of the Company, may cause to be kept and maintained in any country, territory or place, a branch register of Members resident in such country, territory or place and all or any of its other Members and the directors may make and vary such regulations as they may think fit regarding the keeping of any such branch register.

Subscriber Ordinary Shares

2.14	The rights and restrictions attached to the Subscriber Ordinary Shares shall be as set out below:

(a)	Income

the holders of the Subscriber Ordinary Shares shall not be entitled to any dividends or distributions in respect of such shares;

(b)	Capital

the amount to be distributed to the holders of the Subscriber Ordinary Shares out of the surplus assets of the Company remaining after the payment of its liabilities on a winding up shall be limited to the nominal value of each Subscriber Ordinary Share they hold which shall be paid only after the holders of any and all other classes of shares in the capital of the Company then in issue shall have received the nominal value in respect of those shares held by them at the time;

(c)	Transfer

the board may decline to register any transfer of any of the Subscriber Ordinary Shares to any person they do not approve and decline to give any reason for that disapproval. If the board declines to register a transfer of any of the Subscriber Ordinary Shares, they shall within two months after the transfer was lodged with the Company send to the transferee notice of their declining to register the transfer and the relevant instrument of transfer; and

(d)	Voting Rights

the holders of the Subscriber Ordinary Shares shall have no right as such to receive notice of or attend or vote at any general meeting of the Company unless a resolution is to be proposed which varies, modifies, alters or abrogates the rights attaching to the Subscriber Ordinary Shares.

2.15

As a result of the rights and restrictions attached to the classes of share in the capital of the Company described above, any surplus assets on a winding up of the Company are to be applied as follows:

(a)	first, in payment of the nominal amount of the Ordinary Shares;

(b)	secondly, in payment of the nominal amount of the Subscriber Ordinary Shares; and

(c)

thirdly, after the payments described in sub-articles (a) and (b) above, the balance in distribution to the holders of Ordinary Shares pro-rata to the aggregate nominal amount of their holding of Ordinary Shares.

3	Share certificates

Issue of share certificates

3.1	Upon being entered in the register of members as the holder of a Share, a Member shall be entitled:

(a)

without payment, to one certificate for all the Shares of each class held by that Member (and, upon transferring a part of the Member’s holding of Shares of any class, to a certificate for the balance of that holding); and

(b)	upon payment of such reasonable sum as the directors may determine for every certificate after the first, to several certificates each for one or more of that Member’s Shares.

3.2

Every certificate shall specify the number, class and distinguishing numbers (if any) of the Shares to which it relates and whether they are Fully Paid or partly paid up. A certificate may be executed under seal or executed in such other manner as the directors determine.

3.3

The Company shall not be bound to issue more than one certificate for Shares held jointly by several persons and delivery of a certificate for a Share to one joint holder shall be a sufficient delivery to all of them.

Renewal of lost or damaged share certificates

3.4	If a share certificate is defaced, worn-out, lost or destroyed, it may be renewed on such terms (if any) as to:

(a)	evidence;

(b)	indemnity;

(c)	payment of the expenses reasonably incurred by the Company in investigating the evidence; and

(d)	payment of a reasonable fee, if any, for issuing a replacement share certificate,

as the directors may determine, and (in the case of defacement or wearing-out) on delivery to the Company of the old certificate.

4	Lien on Shares

Nature and scope of lien

4.1

The Company has a first and paramount lien on all Shares (which are not Fully Paid) registered in the name of a Member (whether solely or jointly with others). The lien is for all moneys payable to the Company by the Member or the Member’s estate:

(a)	either alone or jointly with any other person, whether or not that other person is a Member; and

(b)	whether or not those moneys are presently payable.

4.2	At any time the directors may declare any Share to be wholly or partly exempt from the provisions of this Article.

Company may sell Shares to satisfy lien

4.3	The Company may sell any Shares over which it has a lien if all of the following conditions are met:

(a)	the sum in respect of which the lien exists is presently payable;

(b)

the Company gives notice to the Member holding the Share (or to the person entitled to it in consequence of the death or bankruptcy of that Member) demanding payment and stating that if the notice is not complied with the Shares may be sold; and

(c)	that sum is not paid within 14 Clear Days after that notice is deemed to be given under these Articles.

4.4	The Shares may be sold in such manner as the directors determine.

4.5	To the maximum extent permitted by law, the directors shall incur no personal liability to the Member concerned in respect of the sale.

Authority to execute instrument of transfer

4.6

To give effect to a sale, the directors may authorise any person to execute an instrument of transfer of the Shares sold to, or in accordance with the directions of, the purchaser. The title of the transferee of the Shares shall not be affected by any irregularity or invalidity in the proceedings in respect of the sale.

Consequences of sale of Shares to satisfy lien

4.7	On sale pursuant to the preceding Articles:

(a)	the name of the Member concerned shall be removed from the register of members as the holder of those Shares; and

(b)	that person shall deliver to the Company for cancellation the certificate for those Shares.

Despite this, that person shall remain liable to the Company for all monies which, at the date of sale, were presently payable by him to the Company in respect of those Shares. That person shall also be liable to pay interest on those monies from the date of sale until payment at the rate at which interest was payable before that sale or, failing that, at the Default Rate. The directors may waive payment wholly or in part or enforce payment without any allowance for the value of the Shares at the time of sale or for any consideration received on their disposal.

Application of proceeds of sale

4.8

The net proceeds of the sale, after payment of the costs, shall be applied in payment of so much of the sum for which the lien exists as is presently payable. Any residue shall be paid to the person whose Shares have been sold:

(a)	if no certificate for the Shares was issued, at the date of the sale; or

(b)	if a certificate for the Shares was issued, upon surrender to the Company of that certificate for cancellation,

but, in either case, subject to the Company retaining a like lien for all sums not presently payable as existed on the Shares before the sale.

5	Calls on Shares and forfeiture

Power to make calls and effect of calls

5.1

Subject to the terms of allotment, the directors may make calls on the Members in respect of any moneys unpaid on their Shares including any premium. The call may provide for payment to be by instalments. Subject to receiving at least 14 Clear Days’ notice specifying when and where payment is to be made, each Member shall pay to the Company the amount called on his Shares as required by the notice.

5.2

Before receipt by the Company of any sum due under a call, that call may be revoked in whole or in part and payment of a call may be postponed in whole or in part. Where a call is to be paid in instalments, the Company may revoke the call in respect of all or any remaining instalments in whole or in part and may postpone payment of all or any of the remaining instalments in whole or in part.

5.3

A Member on whom a call is made shall remain liable for that call notwithstanding the subsequent transfer of the Shares in respect of which the call was made. He shall not be liable for calls made after he is no longer registered as Member in respect of those Shares.

Time when call made

5.4	A call shall be deemed to have been made at the time when the resolution of the directors authorising the call was passed.

Liability of joint holders

5.5	Members registered as the joint holders of a Share shall be jointly and severally liable to pay all calls in respect of the Share.

Interest on unpaid calls

5.6	If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid:

(a)	at the rate fixed by the terms of allotment of the Share or in the notice of the call; or

(b)	if no rate is fixed, at the Default Rate.

The directors may waive payment of the interest wholly or in part.

Deemed calls

5.7

Any amount payable in respect of a Share, whether on allotment or on a fixed date or otherwise, shall be deemed to be payable as a call. If the amount is not paid when due the provisions of these Articles shall apply as if the amount had become due and payable by virtue of a call.

Power to accept early payment

5.8	The Company may accept from a Member the whole or a part of the amount remaining unpaid on Shares held by him although no part of that amount has been called up.

Power to make different arrangements at time of issue of Shares

5.9	Subject to the terms of allotment, the directors may make arrangements on the issue of Shares to distinguish between Members in the amounts and times of payment of calls on their Shares.

Notice of default

5.10	If a call remains unpaid after it has become due and payable the directors may give to the person from whom it is due not less than 14 Clear Days’ notice requiring payment of:

(a)	the amount unpaid;

(b)	any interest which may have accrued;

(c)	any expenses which have been incurred by the Company due to that person’s default.

5.11	The notice shall state the following:

(a)	the place where payment is to be made; and

(b)	a warning that if the notice is not complied with the Shares in respect of which the call is made will be liable to be forfeited.

Forfeiture or surrender of Shares

5.12

If the notice under the preceding Article is not complied with, the directors may, before the payment required by the notice has been received, resolve that any Share the subject of that notice be forfeited. The forfeiture shall include all dividends or other moneys payable in respect of the forfeited Share and not paid before the forfeiture. Despite the foregoing, the directors may determine that any Share the subject of that notice be accepted by the Company as surrendered by the Member holding that Share in lieu of forfeiture.

Disposal of forfeited or surrendered Share and power to cancel forfeiture or surrender

5.13

A forfeited or surrendered Share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the directors determine either to the former Member who held that Share or to any other person. The forfeiture or surrender may be cancelled on such terms as the directors think fit at any time before a sale, re-allotment or other disposition. Where, for the purposes of its disposal, a forfeited or surrendered Share is to be transferred to any person, the directors may authorise some person to execute an instrument of transfer of the Share to the transferee.

Effect of forfeiture or surrender on former Member

5.14	On forfeiture or surrender:

(a)	the name of the Member concerned shall be removed from the register of members as the holder of those Shares and that person shall cease to be a Member in respect of those Shares; and

(b)	that person shall surrender to the Company for cancellation the certificate (if any) for the forfeited or surrendered Shares.

5.15

Despite the forfeiture or surrender of his Shares, that person shall remain liable to the Company for all moneys which at the date of forfeiture or surrender were presently payable by him to the Company in respect of those Shares together with:

(a)	all expenses; and

(b)	interest from the date of forfeiture or surrender until payment:

(i)	at the rate of which interest was payable on those moneys before forfeiture; or

(ii)	if no interest was so payable, at the Default Rate.

The directors, however, may waive payment wholly or in part.

Evidence of forfeiture or surrender

5.16

A declaration, whether statutory or under oath, made by a director or the Secretary shall be conclusive evidence of the following matters stated in it as against all persons claiming to be entitled to forfeited Shares:

(a)	that the person making the declaration is a director or Secretary of the Company; and

(b)	that the particular Shares have been forfeited or surrendered on a particular date.

Subject to the execution of an instrument of transfer, if necessary, the declaration shall constitute good title to the Shares.

Sale of forfeited or surrendered Shares

5.17

Any person to whom the forfeited or surrendered Shares are disposed of shall not be bound to see to the application of the consideration, if any, of those Shares nor shall his title to the Shares be affected by any irregularity in, or invalidity of the proceedings in respect of, the forfeiture, surrender or disposal of those Shares.

6	Transfer of shares

Form of transfer

6.1

Subject to the following Articles about the transfer of Shares, a Member may transfer Shares to another person by completing an instrument of transfer, in a common form or in a form approved by the directors, executed:

(a)	where the Shares are Fully Paid, by or on behalf of that Member; and

(b)	where the Shares are partly paid, by or on behalf of that Member and the transferee.

Power to refuse registration

6.2

The directors may refuse to register the transfer of a Share to any person. They may do so in their absolute discretion, without giving any reason for their refusal, and irrespective of whether the Share is Fully Paid or the Company has no lien over it.

Notice of refusal to register

6.3

If the directors refuse to register a transfer of a Share, they must send notice of their refusal to the existing Member within two months after the date on which the transfer was lodged with the Company.

Power to suspend registration

6.4	The directors may suspend registration of the transfer of Shares at such times and for such periods (not exceeding 30 days in any calendar year) as they determine.

Fee, if any, payable for registration

6.5	If the directors so decide, the Company may charge a reasonable fee for the registration of any instrument of transfer or other document relating to the title to a Share.

Company may retain instrument of transfer

6.6

The Company shall be entitled to retain any instrument of transfer which is registered; but an instrument of transfer which the directors refuse to register shall be returned to the person lodging it when notice of the refusal is given.

7	Transmission of Shares

Persons entitled on death of a Member

7.1	If a Member dies, the only persons recognised by the Company as having any title to the deceased Members’ interest are the following:

(a)	where the deceased Member was a joint holder, the survivor or survivors; and

(b)	where the deceased Member was a sole holder, that Member’s personal representative or representatives.

7.2	Nothing in these Articles shall release the deceased Member’s estate from any liability in respect of any Share, whether the deceased was a sole holder or a joint holder.

Registration of transfer of a Share following death or bankruptcy

7.3	A person becoming entitled to a Share in consequence of the death or bankruptcy of a Member may elect to do either of the following:

(a)	to become the holder of the Share; or

(b)	to transfer the Share to another person.

7.4	That person must produce such evidence of his entitlement as the directors may properly require.

7.5

If the person elects to become the holder of the Share, he must give notice to the Company to that effect. For the purposes of these Articles, that notice shall be treated as though it were an executed instrument of transfer.

7.6	If the person elects to transfer the Share to another person then:

(a)	if the Share is Fully Paid, the transferor must execute an instrument of transfer; and

(b)	if the Share is partly paid, the transferor and the transferee must execute an instrument of transfer.

7.7	All the Articles relating to the transfer of Shares shall apply to the notice or, as appropriate, the instrument of transfer.

Indemnity

7.8

The directors may require a person registered as a Member by reason of the death or bankruptcy of another Member to indemnify the Company and the directors against any loss or damage suffered by the Company or the directors as a result of that registration.

Rights of person entitled to a Share following death or bankruptcy

7.9

A person becoming entitled to a Share by reason of the death or bankruptcy of a Member shall have the rights to which he would be entitled if he were registered as the holder of the Share. But, until he is registered as Member in respect of the Share, he shall not be entitled to attend or vote at any meeting of the Company or at any separate meeting of the holders of that class of Shares in the Company.

8	Alteration of capital

Increasing, consolidating, converting, dividing and cancelling share capital

8.1	To the fullest extent permitted by the Law, the Company may by Special Resolution do any of the following (and amend its Memorandum and its Articles for that purpose):

(a)	increase its share capital in the manner prescribed by the resolution;

(b)	consolidate and divide all or any of its share capital;

(c)	convert all or any of its Paid Up Shares into stock, and reconvert that stock into Paid Up Shares of any denomination;

(d)

sub-divide its Shares or any of them, including, in respect of any sub-division, so that the proportion between the amount paid and the amount, if any, unpaid on each sub-divided Share shall be the same as it was in case of the Share from which the sub-divided Share is derived; and the resolution may determine that, as between the Shares resulting from the sub-division, one or more of the Shares may, as compared with the others, have such preferred, deferred or other special rights, or be subject to such restrictions as the Company has power to attach to unissued or new Shares;

(e)

cancel Shares which, at the date of the passing of the resolution to cancel them, have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the Shares so cancelled or, in the case of Shares without nominal par value, diminish the number of Shares into which its capital is divided;

(f)

convert all or any of the Shares denominated in a particular currency into Shares denominated in a different currency, the conversion being effected at the rate of exchange (calculated to not less than three significant figures) current at the date of the resolution being a time within 40 days before the conversion takes effect.

Reducing share capital

8.2	Subject to the Law and to any rights for the time being conferred on the Members holding a particular class of Shares, the Company may, by Special Resolution, reduce its share capital in any way.

Sale of fractions of Shares

8.3

Whenever, as a result of a consolidation of Shares, any Members would become entitled to fractions of a Share, the directors may, in their absolute discretion, on behalf of those Members, sell the Shares representing the fractions for the best price reasonably obtainable to any person (including, subject to the provisions of the Law, the Company) and distribute the net proceeds of sale in due proportion among those Members, and the directors may authorise some person to execute an instrument of transfer of the Shares to, or in accordance with the directions of, the purchaser. The transferee shall not be bound to see to the application of the purchase money nor shall his title to the Shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

9	Redemption and purchase of Shares

Power to issue redeemable Shares and to purchase Shares

9.1	Subject to the Law, and to any rights for the time being conferred on the Members holding a particular class of Shares, the Company may by its directors:

(a)

issue Shares that are to be redeemed or liable to be redeemed, at the option of the Company or the Member holding those redeemable Shares, on the terms and in the manner its directors determine before the issue of those Shares;

(b)

convert existing non-redeemable limited shares, whether issued or not, into Shares that are to be redeemed or liable to be redeemed, at the option of the Company or the Member holding those redeemable Shares, on the terms and in the manner its directors determine before the conversion of those Shares; and

(c)	purchase all or any Shares of any class including any redeemable Shares.

The Company may hold Shares acquired by way of purchase or redemption in treasury in a manner authorised by the Law.

The Company may make a payment in respect of the redemption or purchase of Shares in any manner authorised by the Law, including out of capital and otherwise than out of its profits or the proceeds of a fresh issue of Shares.

Power to pay for redemption or purchase in cash or in specie

9.2	When making a payment in respect of the redemption or purchase of Shares, the directors may make the payment in cash or in specie (or partly in one way and partly in the other way).

Effect of redemption or purchase of a Share

9.3	Upon the date of redemption or purchase of a Share:

(a)	the Member holding that Share shall cease to be entitled to any rights in respect of the Share other than the right to receive:

(i)	the price for the Share; and

(ii)	any dividend declared in respect of the Share prior to the date of redemption or purchase;

(b)	the Member’s name shall be removed from the register of members with respect to the Share; and

(c)	the Share shall be cancelled or become a treasury share.

For the purpose of this Article, the date of redemption or purchase is the date when the redemption or purchase falls due.

10	Meetings of members

Power to call meetings

10.1	The directors may call a general meeting at any time.

10.2

If there are insufficient directors to constitute a quorum and the remaining directors are unable to agree on the appointment of additional directors, the directors must call a general meeting for the purpose of appointing additional directors.

10.3	The directors must also call a general meeting if requisitioned in the manner set out in the next two Articles.

10.4	The requisition must be in writing and given by one or more Members who together hold at least 10% of the rights to vote at such general meeting.

10.5	The requisition must also:

(a)	specify the objects of the meeting;

(b)	be signed by or on behalf of the requisitioners. The requisition may consist of several documents in like form signed by one or more of the requisitioners; and

(c)	be deposited at the Company’s registered office in accordance with the notice provisions.

10.6

Should the directors fail to call a general meeting within 21 days from the date of deposit of a requisition to be held within 2 months of that date, the requisitioners or any of them representing more than one half of the total voting rights of all of them, may call a general meeting to be held within three months from that date.

10.7

Without limitation to the foregoing, if there are insufficient directors to constitute a quorum and the remaining directors are unable to agree on the appointment of additional directors, any one or more Members who together hold at least 10% of the rights to vote at a general meeting may call a general meeting for the purpose of considering the business specified in the notice of meeting which shall include as an item of business the appointment of additional directors.

10.8	If the Members call a meeting under the above provisions, the Company shall reimburse their reasonable expenses.

Annual general meetings

10.9	Unless specifically requested by any Member, the requirement to hold an annual general meeting is dispensed with.

Content of notice

10.10	Notice of a general meeting shall specify each of the following:

(a)	subject to Article 11.1, the place, the date and the time of the meeting;

(b)	subject to Article 11.1, if the meeting is to be held in two or more places, the technology that will be used to facilitate the meeting;

(c)	subject to Article 10.10(d), the general nature of the business to be transacted;

(d)	if a resolution is proposed as a Special Resolution, the text of that resolution; and

(e)	in the case of an annual general meeting, that the meeting is an annual general meeting.

10.11	In each notice, there shall appear with reasonable prominence the following statements:

(a)	that a Member who is entitled to attend and vote is entitled to appoint one or more proxies to attend and vote instead of that Member; and

(b)	that a proxy need not be a Member.

Period of notice

10.12	A general meeting, including an annual general meeting, shall be called by at least 14 Clear Days’ notice. A meeting, however, may be called on shorter notice if it is so agreed:

(a)	in the case of an annual general meeting, by all the Members entitled to attend and vote at that meeting; and

(b)	in the case of any other meeting, by a majority in number of the Members having a right to attend and vote at that meeting, being a majority together holding not less than:

(i)	95% where a Special Resolution is to be considered; or

(ii)	90% for all other meetings,

of the total voting rights of the Members who have that right.

Persons entitled to receive notice

10.13	Subject to the provisions of these Articles and to any restrictions imposed on any Shares, the notice shall be given to the following people:

(a)	the Members;

(b)	persons entitled to a Share in consequence of the death or bankruptcy of a Member;

(c)	the directors;

(d)	the Company’s auditor (if any); and

(e)	persons entitled to vote in respect of a Share in consequence of the incapacity of a Member.

Publication of notice on a website

10.14	Subject to the Law, a notice of a general meeting may be published on a website providing the recipient is given separate notice of:

(a)	the publication of the notice on the website;

(b)	the address of the website;

(c)	the place on the website where the notice may be accessed;

(d)	how it may be accessed; and

(e)	the place, date and time of the general meeting.

10.15

If a Member notifies the Company that he is unable for any reason to access the website, the Company must as soon as practicable give notice of the meeting to that Member in writing or by any other means permitted by these Articles but this will not affect when that Member is deemed to have been given notice of the meeting.

Time a website notice is deemed to be given

10.16	A website notice is deemed to be given when the Member is given notice of its publication.

Required duration of publication on a website

10.17

Where the notice of meeting is published on a website, it shall continue to be published in the same place on that website from the date of the notification until the conclusion of the meeting to which the notice relates.

Accidental omission to give notice or non-receipt of notice

10.18	Proceedings at a meeting shall not be invalidated by the following:

(a)	an accidental failure to give notice of the meeting to any person entitled to notice; or

(b)	non-receipt of notice of the meeting by any person entitled to notice.

10.19	In addition, where a notice of meeting is published on a website, proceedings at the meeting shall not be invalidated merely because it is accidentally published:

(a)	in a different place on the website; or

(b)	for part only of the period from the date of the notification until the conclusion of the meeting to which the notice relates.

11	Proceedings at meetings of Members

Location of meetings

11.1	All general meetings and adjournments thereof shall be held in the Republic of Ireland.

Quorum

11.2	Save as provided in this Article 11, no business shall be transacted at any general meeting unless a quorum is present in person or by proxy. Subject to Article 11.1, a quorum is as follows:

(a)	if the Company has only one Member entitled to vote: that Member; or

(b)	if the Company has more than one Member entitled to vote: two Members.

Lack of quorum

11.3	If a quorum is not present within 15 minutes of the time appointed for the meeting, or if at any time during the meeting it becomes inquorate, then the following provisions apply:

(a)	if the meeting was requisitioned by Members entitled to vote, it shall be cancelled; or

(b)

in any other case, the meeting shall stand adjourned to the same time and place seven days hence, or to such other time or place in the Republic of Ireland as is determined by the directors. If a quorum is not present within 15 minutes of the time appointed for the adjourned meeting, then the Members present in person or by proxy and entitled to vote shall constitute a quorum.

Use of technology

11.4

A person may participate in a general meeting from within the Republic of Ireland through the medium of a conference telephone, video or any other form of communications equipment (Electronic Facility) provided all persons participating in the meeting are able to speak to each other throughout the meeting, if the Company decides prior to the meeting to permit attendance in such manner. A person participating in this way is deemed to be present at the meeting. The Company is under no obligation to offer or provide an Electronic Facility for the purposes of attending a general meeting.

Chairman

11.5

The chairman of a general meeting shall be the chairman of the board provided he is physically present in the Republic of Ireland at the time of such general meeting or such other director as the directors have nominated to chair board meetings in the absence of the chairman of the board provided he is physically present in the Republic of Ireland at the time of such general meeting. Absent any such person being present within 15 minutes of the time appointed for the meeting, the directors present shall elect one of their number to chair the meeting provided he is physically present in the Republic of Ireland at the time of such general meeting.

11.6

If no director is present within 15 minutes of the time appointed for the meeting, or if no director is willing to act as chairman, the Members present in person or by proxy and entitled to vote shall choose one of their number to chair the meeting provided he is physically present in the Republic of Ireland at the time of such general meeting.

Right of a director or auditor’s representative to attend and speak

11.7

Even if a director or a representative of the auditor (if any) is not a Member, he shall be entitled to attend and speak at any general meeting and at any separate meeting of Members holding a particular class of Shares provided he is physically present in the Republic of Ireland at the time of such general meeting or any separate meeting of Members holding a particular class of Shares.

Adjournment

11.8

The chairman may at any time adjourn a meeting with the consent of the Members constituting a quorum. The chairman may adjourn the meeting if so directed by the meeting. No business, however, can be transacted at an adjourned meeting other than business which might properly have been transacted at the original meeting.

11.9	It is not necessary to give any notice of an adjourned meeting.

Method of voting

11.10

A resolution put to the vote of the meeting shall be decided on a show of hands unless before, or on the declaration of the result of the show of hands, a poll is duly demanded. A poll may be demanded:

(a)	by the chairman; or

(b)	by at least two Members having the right to vote on the resolution; or

(c)	by any Member or Members present who, individually or collectively, hold at least 10% of the voting rights of all those who have a right to vote on the resolution; or

(d)

by a Member or Members holding Shares conferring a right to vote on the resolution being Shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the Shares conferring that right, and a demand by a person as proxy for a Member shall be the same as a demand by the Member.

Outcome of vote by show of hands

11.11

Unless a poll is duly demanded, a declaration by the chairman as to the result of a resolution and an entry to that effect in the minutes of the meeting shall be conclusive evidence of the outcome of a show of hands without proof of the number or proportion of the votes recorded in favour of or against the resolution.

Withdrawal of demand for a poll

11.12

The demand for a poll may be withdrawn before the poll is taken, but only with the consent of the chairman. The chairman shall announce any such withdrawal to the meeting and, unless another person forthwith demands a poll, any earlier show of hands on that resolution shall be treated as the vote on that resolution; if there has been no earlier show of hands, then the resolution shall be put to the vote of the meeting.

Taking of a poll

11.13	A poll demanded on the question of adjournment shall be taken immediately.

11.14

A poll demanded on any other question shall be taken either immediately or at an adjourned meeting at such time and (subject to Article 11.1) place as the chairman directs, not being more than 30 Clear Days after the poll was demanded.

11.15	The demand for a poll shall not prevent the meeting continuing to transact any business other than the question on which the poll was demanded.

11.16

A poll shall be taken in such manner as the chairman directs. He may appoint scrutineers (who need not be Members) and fix a place and time for declaring the result of the poll. If, through the aid of technology, the meeting is held in more than one place, the chairman may appoint scrutineers in more than one place; but if he considers that the poll cannot be effectively monitored at that meeting, the chairman shall adjourn the holding of the poll to a date, place and time when that can occur.

Chairman has no casting vote

11.17	If the votes on a resolution, whether on a show of hands or on a poll, are equal, the chairman shall not have a casting vote.

Amendments to resolutions

11.18	An Ordinary Resolution to be proposed at a general meeting may be amended by Ordinary Resolution if:

(a)

not less than 48 hours before the meeting is to take place (or such later time as the chairman of the meeting may determine), notice of the proposed amendment is given to the Company in writing by a Member entitled to vote at that meeting; and

(b)	the proposed amendment does not, in the reasonable opinion of the chairman of the meeting, materially alter the scope of the resolution.

11.19	A Special Resolution to be proposed at a general meeting may be amended by Ordinary Resolution if:

(a)	the chairman of the meeting proposes the amendment at the general meeting at which the resolution is to be proposed; and

(b)	the amendment does not go beyond what the chairman considers is necessary to correct a grammatical or other non-substantive error in the resolution.

11.20	If the chairman of the meeting, acting in good faith, wrongly decides that an amendment to a resolution is out of order, the chairman’s error does not invalidate the vote on that resolution.

Written resolutions

11.21	Members may pass a resolution in writing without holding a meeting if the following conditions are met:

(a)	all Members entitled to vote:

(i)	sign a document; or

(ii)	sign several documents in the like form each signed by one or more of those Members; and

(b)

the signed document or documents is or are delivered to the Company at the place and by the time nominated by the Company in the notice of the resolution including, if the Company so nominates, by delivery of an Electronic Record by Electronic means to the address specified for that purpose.

Such written resolution shall be as effective as if it had been passed at a meeting of all Members entitled to vote duly convened and held.

11.22

Each Member shall have one vote for each Share he holds which confers the right to receive and vote on a written resolution and unless the resolution in writing signed by the Member is silent, in which case all Shares held are deemed to have been voted, the number of Shares specified in the resolution in writing shall be deemed to have been voted.

11.23	If a written resolution is described as a Special Resolution or as an Ordinary Resolution, it has effect accordingly.

Sole-member company

11.24	If the Company has only one Member entitled to vote, and that Member records in writing his decision on a question, that record shall constitute both the passing of a resolution and the minute of it.

12	Voting rights of members

Right to vote

12.1

Unless their Shares carry no right to vote, or unless a call or other amount presently payable has not been paid, all Members are entitled to vote at a general meeting, whether on a show of hands or a poll, and all Members holding Shares of a particular class are entitled to vote at a meeting of the holders of that class of Shares.

12.2	Members may vote in person or by proxy.

12.3

On a show of hands, every Member who is entitled to vote shall have one vote. For the avoidance of doubt, an individual who represents two or more such Members, including a Member in that individual’s own right, shall be entitled to a separate vote for each Member.

12.4	On a poll a Member who is entitled shall have one vote for each Share he holds, unless any Share carries special voting rights.

12.5	A fraction of a Share carrying the right to vote shall entitle its holder to an equivalent fraction of one vote.

12.6	No Member is bound to vote all his Shares or any of them; nor is he bound to vote each of his Shares in the same way.

Rights of joint holders

12.7

If Shares are held jointly, only one of the joint holders may vote. If more than one of the joint holders tenders a vote, the vote of the holder whose name in respect of those Shares appears first in the register of members shall be accepted to the exclusion of the votes of the other joint holders.

Representation of corporate Members

12.8	Save where otherwise provided, a corporate Member must act by one or more duly authorised representatives.

12.9	A corporate Member wishing to act by a duly authorised representative must identify that person to the Company by notice in writing.

12.10	The authorisation may be for any period of time, and must be delivered to the Company not less than two hours before the commencement of the meeting at which it is first used.

12.11	The directors of the Company may require the production of any evidence which they consider necessary to determine the validity of the notice.

12.12	Where a duly authorised representative is present at a meeting that Member is deemed to be present in person; and the acts of the duly authorised representative are personal acts of that Member.

12.13

A corporate Member may revoke the appointment of a duly authorised representative at any time by notice to the Company; but such revocation will not affect the validity of any acts carried out by the duly authorised representative before the directors of the Company had actual notice of the revocation.

Member with mental disorder

12.14

A Member in respect of whom an order has been made by any court having jurisdiction (whether in the Island or elsewhere) in matters concerning mental disorder may vote, whether on a show of hands or on a poll, by that Member’s receiver, curator bonis or other person authorised in that behalf appointed by that court.

12.15

For the purpose of the preceding Article, evidence to the satisfaction of the directors of the authority of the person claiming to exercise the right to vote must be received not less than 24 hours before holding the relevant meeting or the adjourned meeting in any manner specified for the delivery of forms of appointment of a proxy, whether in writing or by Electronic means. In default, the right to vote shall not be exercisable.

Objections to admissibility of votes

12.16

An objection to the validity of a person’s vote may only be raised at the meeting or at the adjourned meeting at which the vote is sought to be tendered. Any objection duly made shall be referred to the chairman whose decision shall be final and conclusive.

Form of proxy

12.17	An instrument appointing a proxy shall be in any common form or in any other form approved by the directors. A Member may appoint more than one proxy to attend on the same occasion.

12.18	The instrument must be in writing and signed in one of the following ways:

(a)	by the Member; or

(b)	by the Member’s authorised attorney; or

(c)	if the Member is a corporation or other body corporate, under seal or signed by an authorised officer, secretary or attorney.

If the directors so resolve, the Company may accept an Electronic Record of that instrument delivered in the manner specified below and otherwise satisfying the Articles about authentication of Electronic Records.

12.19	The directors may require the production of any evidence which they consider necessary to determine the validity of any appointment of a proxy.

12.20

A Member may revoke the appointment of a proxy at any time by notice to the Company duly signed in accordance with Article 12.18; but such revocation will not affect the validity of any acts carried out by the proxy before the directors of the Company had actual notice of the revocation.

How and when proxy is to be delivered

12.21

Subject to the following Articles, the form of appointment of a proxy and any authority under which it is signed, or a copy of the authority certified notarially or in any other way approved by the directors, must be delivered so that it is received by the Company at any time before the time for holding the meeting or adjourned meeting at which the person named in the form of appointment of proxy proposes to vote. They must be delivered in either of the following ways:

(a)	In the case of an instrument in writing, it must be left at or sent by post:

(i)	to the registered office of the Company; or

(ii)	to such other place within the Island specified in the notice convening the meeting or in any form of appointment of proxy sent out by the Company in relation to the meeting.

(b)

If, pursuant to the notice provisions, a notice may be given to the Company in an Electronic Record, an Electronic Record of an appointment of a proxy must be sent to the address specified pursuant to those provisions unless another address for that purpose is specified:

(i)	in the notice convening the meeting; or

(ii)	in any form of appointment of a proxy sent out by the Company in relation to the meeting; or

(iii)	in any invitation to appoint a proxy issued by the Company in relation to the meeting.

12.22	Where a poll is taken:

(a)

if it is taken more than seven Clear Days after it is demanded, the form of appointment of a proxy and any accompanying authority (or an Electronic Record of the same) must be delivered as required under Article 12.21 not less than 24 hours before the time appointed for the taking of the poll;

(b)

if it is taken within seven Clear Days after it was demanded, the form of appointment of a proxy and any accompanying authority (or an Electronic Record of the same) must be delivered as required under Article 12.21 not less than two hours before the time appointed for the taking of the poll.

12.23	If the form of appointment of proxy is not delivered on time, it is invalid.

Voting by proxy

12.24

A proxy shall have the same voting rights at a meeting or adjourned meeting as the Member would have had except to the extent that the instrument appointing him limits those rights. Notwithstanding the appointment of a proxy, a Member may attend and vote at a meeting or adjourned meeting. If a Member votes on any resolution a vote by his proxy on the same resolution, unless in respect of different Shares, shall be invalid.

13	Number of directors

Unless otherwise determined by Ordinary Resolution, the minimum number of directors shall be two but there shall be no maximum number.

14	Appointment, disqualification and removal of directors

No age limit

14.1	There is no age limit for directors save that they must be aged at least 18 years.

No corporate directors

14.2	No body corporate may be appointed as a director of the Company.

No shareholding qualification

14.3	Unless a shareholding qualification for directors is fixed by Ordinary Resolution, no director shall be required to own Shares as a condition of his appointment.

Appointment of directors

14.4	A director may be appointed by Ordinary Resolution or by the directors. Any appointment may be to fill a vacancy or as an additional director.

14.5	A remaining director may appoint a director even though there is not a quorum of directors.

14.6	No appointment can cause the number of directors to exceed the maximum; and any such appointment shall be invalid.

Removal of directors

14.7	A director may be removed by Ordinary Resolution.

Resignation of directors

14.8

A director may at any time resign the office by giving to the Company notice in writing or, if permitted pursuant to the notice provisions, in an Electronic Record delivered in either case in accordance with those provisions.

14.9	Unless the notice specifies a different date, the director shall be deemed to have resigned on the date on which the notice is delivered to the Company.

Termination of the office of director

14.10	A director’s office shall be terminated:

(a)	if the director resigns his office by notice to the Company in accordance with Articles 14.8 and 14.9;

(b)	forthwith if he is prohibited by the law of the Island from acting as a director; or

(c)	forthwith if he is made bankrupt or makes an arrangement or composition with his creditors generally; or

(d)	forthwith if in the opinion of a registered medical practitioner by whom he is being treated he becomes physically or mentally incapable of acting as a director; or

(e)	forthwith if he is made subject to any law relating to mental health or incompetence, whether by court order or otherwise; or

(f)	forthwith if without the consent of the other directors, he is absent from meetings of directors for a continuous period of six months.

14.11	If the office of director is terminated or vacated for any reason, he shall thereupon cease to be a member of any committee of the board of directors of the Company.

15	Alternate directors

Appointment and removal

15.1

Any director (other than an alternate director) may appoint any other person, including another director, to act in his place as an alternate director. No appointment shall take effect until the director has given notice of the appointment to the other directors.

15.2	A director may revoke his appointment of an alternate at any time. No revocation shall take effect until the director has given notice of the revocation to the other directors.

15.3	A notice of appointment or removal of an alternate director must be given to the Company by any of the following methods:

(a)	by notice in writing in accordance with the notice provisions; or

(b)

if the Company has a facsimile address for the time being, by sending by facsimile transmission to that facsimile address a facsimile copy or, otherwise, by sending by facsimile transmission to the facsimile address of the Company’s registered office a facsimile copy (in either case, the facsimile copy being deemed to be the notice unless Article 28.7 applies), in which event notice shall be taken to be given on the date of an error-free transmission report from the sender’s fax machine; or

(c)

if the Company has an email address for the time being, by email to that email address or, otherwise, by email to the email address provided by the Company’s registered office (in either case, the email being deemed to be the notice unless Article 28.7 applies), in which event notice shall be taken to be given on the date of receipt by the Company or the Company’s registered office (as appropriate); or

(d)	if permitted pursuant to the notice provisions, in some other form of approved Electronic Record delivered in accordance with those provisions in writing.

Notices

15.4	All notices of meetings of directors shall continue to be given to the appointing director and not to the alternate.

Rights of alternate director

15.5	An alternate director, where so appointed and acting, shall (subject to these Articles) be entitled to:

(a)

attend and vote at any board meeting or meeting of a committee of the directors at which the appointing director is not personally present provided always that such alternate director is physically located in the Republic of Ireland at the time of any such meeting;

(b)	sign any written resolution of the directors or a committee of the directors circulated for written consent provided always that such written resolution is signed in the Republic of Ireland; and

(c)	generally perform all the functions of the appointing director in his absence.

An alternate director, however, is not entitled to receive any remuneration from the Company for services rendered as an alternate director.

15.6

Save as otherwise provided in these Articles, an alternate director shall be deemed for all purposes to be a director and shall alone be responsible for his own acts and defaults and he shall not be deemed to be the agent of the director appointing him.

Appointment ceases when the appointor ceases to be a director

15.7

An alternate director shall automatically cease to be an alternate director if the director who appointed him ceases to be a director, or on the occurrence in relation to the alternate of any event which, if it occurred in relation to the alternate’s appointer, would result in the termination of the appointer’s appointment as a director.

16	Powers of directors

Powers of directors

16.1

Subject to the provisions of the Law, the Memorandum, these Articles and any directions given by Special Resolution, the business of the Company shall be managed by the directors who may for that purpose exercise all the powers of the Company.

16.2

No prior act of the directors shall be invalidated by any subsequent alteration of the Memorandum or these Articles or any direction given by Special Resolution. However, to the extent allowed by the Law, Members may in accordance with the Law validate any prior or future act of the directors which would otherwise be in breach of their duties.

Appointments to office

16.3	The directors may appoint a director:

(a)	as chairman of the board of directors;

(b)	as managing director;

(c)	to any other executive office,

for such period and on such terms, including as to remuneration, as they think fit.

16.4	The appointee must consent in writing to holding that office.

16.5

Any appointment of a director to an executive office shall terminate if he ceases to be a director but without prejudice to any claim for damages for breach of any agreement relating to the provision of the services of such director.

16.6

Where a chairman is appointed he shall, unless unable to do so or unless he is not physically located in the Republic of Ireland at the time of the relevant meeting, preside at every meeting of directors.

16.7

If there is no chairman, or if the chairman is unable to preside at a meeting, or is not physically located in the Republic of Ireland at the time of the meeting, that meeting may select its own chairman provided that such person shall be physically located in the Republic of Ireland at the time of such meeting; or the directors may nominate one of their number to act in place of the chairman should he ever not be available provided that such person shall be physically located in the Republic of Ireland at the time of such meeting.

16.8	Subject to the provisions of the Law and Article 16.9, the directors may also appoint any person, who need not be a director:

(a)	as Secretary; and

(b)	to any office that may be required,

for such period and on such terms, including as to remuneration, as they think fit. In the case of an Officer, that Officer may be given any title the directors decide.

16.9	The Secretary or Officer must consent in writing to holding that office.

16.10	A director, Secretary or other Officer of the Company may not hold office, or perform the services, of auditor.

Remuneration

16.11

Every director may be remunerated by the Company for the services he provides for the benefit of the Company, whether as director, employee or otherwise, and shall be entitled to be paid for the expenses incurred in the Company’s business including attendance at directors’ meetings.

16.12	A director’s remuneration shall be fixed by the Company by Ordinary Resolution. Unless that resolution provides otherwise, the remuneration shall be deemed to accrue from day to day.

16.13

Remuneration may take any form and may include arrangements to pay pensions, health insurance, death or sickness benefits, whether to the director or to any other person connected to or related to him.

16.14

Unless his fellow directors determine otherwise, a director is not accountable to the Company for remuneration or other benefits received from any other company which is in the same group as the Company or which has common shareholdings.

17	Delegation of powers

Power to delegate any of the directors’ powers to a committee

17.1

The directors may delegate any of their powers to any committee consisting of one or more persons. The committee may include non-directors so long as the majority of persons on the committee are directors.

17.2	The delegation may be collateral with, or to the exclusion of, the directors’ own powers.

17.3

The delegation may be on such terms as the directors think fit, including (subject, mutatis mutandis, to Articles 17.1 and 17.4) provision for the committee itself to delegate to a sub-committee; save that any delegation must be capable of being revoked or altered by the directors at will.

17.4

Subject to Article 17.5 below, unless otherwise permitted by the directors, a committee must follow the procedures prescribed in these Articles for the taking of decisions by directors, including the requirements set out in Articles 18.1 and 18.6.

17.5

Article 17.4 shall not prohibit any committee from meeting outside of the Republic of Ireland and making recommendations to the directors provided that any decision by the directors to act (or not act) on those recommendations must follow the procedures prescribed in these Articles for the taking of decisions by directors, including the requirements set out in Articles 18.1 and 18.6.

Power to appoint an agent of the Company

17.6

Subject to Article 17.9, the directors may appoint any person, either generally or in respect of any specific matter, to be the agent of the Company with or without authority for that person to delegate all or any of that person’s powers. The directors may make that appointment:

(a)	by causing the Company to enter into a power of attorney or agreement; or

(b)	in any other manner they determine.

Power to appoint an attorney or authorised signatory of the Company

17.7	The directors may appoint any person, whether nominated directly or indirectly by the directors, to be the attorney or the authorised signatory of the Company. The appointment may be:

(a)	for any purpose;

(b)	with the powers, authorities and discretions;

(c)	for the period; and

(d)	subject to such conditions,

as they think fit. The powers, authorities and discretions, however, must not exceed those vested in, or exercisable by, the directors under these Articles. The directors may make such an appointment by power of attorney or any other manner they think fit.

17.8

Any power of attorney or other appointment may contain such provision for the protection and convenience of persons dealing with the attorney or authorised signatory as the directors think fit. Subject to Article 17.9, any power of attorney or other appointment may also authorise the attorney or authorised signatory to delegate all or any of the powers, authorities and discretions vested in that person.

17.9

No powers of the directors may be exercised by any person outside the Republic of Ireland pursuant to Article 17.6, 17.7 or 17.8 unless approved at a meeting of the directors or a committee of the directors in either case held in accordance with these Articles.

18	Meetings of directors

Regulation of directors’ meetings

18.1

Subject to the provisions of these Articles, the directors may regulate their proceedings as they think fit, provided that all meetings of the directors and any adjournments thereof shall be held in the Republic of Ireland and any decision reached or resolution passed by the directors at a meeting which is held outside the Republic of Ireland shall be invalid and have no effect.

Calling meetings

18.2

Any director may call a meeting of directors at any time provided such director is physically located in the Republic of Ireland at the time of calling such meeting. The Secretary must call a meeting of the directors if requested to do so by a director.

Notice of meetings

18.3	Every director shall be given notice of a meeting, although a director may waive retrospectively the requirement to be given notice. Notice may be oral.

Use of technology

18.4

Subject to Article 18.1 and Article 18.6, a director may participate in a meeting of directors through the medium of conference telephone, video or any other form of communications equipment if all persons participating in the meeting are able to hear and speak to each other throughout the meeting.

18.5

Subject to Article 18.1 and Article 18.6, a director participating in this way is deemed to be present in person at the meeting and shall, subject to Article 19.5 and Article 19.6, be entitled to vote and be counted in the quorum accordingly.

Quorum

18.6

The quorum for the transaction of business at a meeting of directors (including any adjourned meeting) may be fixed by the directors and, unless so fixed at any greater number, shall be two directors (or their alternate directors) present and entitled to vote, provided always that all of the directors participating in any such meeting shall be present in the Republic of Ireland throughout the meeting.

18.7

Subject to these Articles, an alternate director present at a meeting of directors shall, in the absence of the director for whom he acts as director, be counted in the quorum at the meeting and any director who is present and counts in the quorum at a board meeting shall also be counted in the quorum as one for each absent director for whom he acts as alternate director at the meeting.

18.8

If a quorum is not present within 15 minutes from the time specified for a meeting of directors, or if, during a meeting, a quorum ceases to be present, then the meeting shall be adjourned to the same day in the next week at the same time and place or such other day, time and place in the Republic of Ireland as the chairman may determine and if, at such adjourned meeting, a quorum is not present within 15 minutes from the time specified for the meeting of directors, those directors present shall be a quorum.

Voting

18.9	A question which arises at a board meeting shall be decided by a majority of votes. If votes are equal the chairman shall not have a casting vote.

18.10

The continuing directors or a sole continuing director may act notwithstanding any vacancies in their number but if the number of directors is less than the number fixed as the quorum, the continuing directors or director may act only for the purpose of filling vacancies or of calling a general meeting.

Validity

18.11

Anything done at a meeting of directors is unaffected by the fact that it is later discovered that any person was not properly appointed, or had ceased to be a director, or was otherwise not entitled to vote, other than a defect relating to the requirements of Articles 18.1 and 18.6.

Recording of dissent

18.12	A director present at a meeting of directors shall be presumed to have assented to any action taken at that meeting unless:

(a)	his dissent is entered in the minutes of the meeting; or

(b)	he has filed with the meeting before it is concluded a signed dissent from that action; or

(c)	he has forwarded to the Company as soon as practical following the conclusion of that meeting a signed dissent.

A director who votes in favour of an action is not entitled to record his dissent to it.

Written resolutions

18.13	The directors may pass a resolution in writing without holding a meeting if the following conditions are met:

(a)	all directors are given notice of the resolution; and

(b)	the resolution is set out in a document or documents indicating that it is a written resolution; and

(c)	a majority of the directors who would have been entitled to vote on such resolution if it had been proposed at a meeting of the directors:

(i)	sign the same copy of resolution; or

(ii)	sign counterparts of the resolution; or

(iii)	otherwise indicate their agreement to the resolution in writing (including via email or other Electronic means); and

(d)

each of the directors who sign or indicate their agreement to the resolution in accordance with Article 18.13(c) do so in the Republic of Ireland (and the resolution includes a statement by each director confirming the place in which he has signed the resolution); and

(e)	the signed document or documents is or are delivered to the Company, including by delivery of an Electronic Record or by Electronic means to the address specified for that purpose.

18.14

Such written resolution shall be as effective as if it had been passed at a meeting of the directors duly convened and held; and it shall be treated as having been passed on the day and at the time that the last director signs.

19	Permissible directors’ interests and disclosure

Permissible interests subject to disclosure

19.1

Save as expressly permitted by these Articles or as set out below, a director may not have a direct or indirect interest which to a material extent conflicts or may conflict with the interests of the Company or any subsidiary of the Company.

19.2	If, notwithstanding the prohibition in the preceding Article, a director discloses any direct or indirect interest in accordance with the next Article, he may:

(a)

be a party to, or otherwise interested in, any transaction or arrangement with the Company or any subsidiary of the Company or in which the Company or any such subsidiary is or may otherwise be interested;

(b)

be interested in another body corporate promoted by the Company or any such subsidiary or in which the Company or any such subsidiary is otherwise interested. In particular, the director may be a director, secretary or officer of, or employed by, or be a party to any transaction or arrangement with, or otherwise interested in, that other body corporate.

19.3

The disclosure required by the preceding Article must be achieved by the interested director disclosing to his fellow directors, at the first meeting of the board at which the transaction or arrangement is considered after the director concerned becomes aware of the circumstances giving rise to his disclosure obligation or, failing this, as soon as practical after that meeting by notice in writing delivered to the Secretary, the nature and extent of his direct or indirect interest in a transaction or arrangement or series of transactions or arrangements entered into or proposed to be entered into by the Company or any subsidiary of the Company or in which the Company or any such subsidiary is or may otherwise be interested, which to a material extent conflicts or may conflict with the interests of the Company or any such subsidiary and of which the director is aware.

19.4

If a director has disclosed his interest in accordance with the preceding Article, then he shall not, by reason only of his office, be accountable to the Company for any benefit which he derives from any such transaction or arrangement or from any such office or employment or from any interest in any such body corporate and no such transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit.

Notification of interests

19.5	For the purposes of the preceding Article, a director shall be taken to have sufficiently disclosed the nature and extent of any interest in a transaction or arrangement if:

(a)

the director gives a general notice to the other directors that a specific person or class of persons has an interest, of the nature and extent specified in the notice, in a transaction or arrangement; and

(b)	the director meets the description of the specified person or class of persons.

19.6	A director shall not be treated as having an interest in a transaction or arrangement if he has no knowledge of that interest and it is unreasonable to expect the director to have that knowledge.

Voting where a director is interested in a matter

19.7

A director may vote at a meeting of directors on any resolution concerning a matter in which that director has an interest or duty, whether directly or indirectly, so long as that director discloses his interest pursuant to these Articles. Subject to such disclosure, the director shall be counted towards a quorum of those present at the meeting and, if the director votes on the resolution, his vote shall be counted.

19.8

Where proposals are under consideration concerning the appointment of two or more directors to offices or employment with the Company, any subsidiary of the Company or any body corporate in which the Company is otherwise interested, the proposals may be divided and considered in relation to each director separately and each of the directors concerned shall be entitled to vote and be counted in the quorum in respect of each resolution except that concerning his own appointment.

20	Minutes

The Company shall cause minutes to be made in books kept for the purpose in accordance with the Law.

21	Accounts and audits

Accounting and other records

21.1	The directors must ensure that proper accounting and other records are kept, and that accounts and associated reports are distributed in accordance with the requirements of the Law.

No automatic right of inspection

21.2	Members are only entitled to inspect the Company’s records if they are expressly entitled to do so by law, or by resolution made by the directors or passed by Ordinary Resolution.

Sending of accounts and reports

21.3

The Company’s accounts and associated directors’ report and auditor’s report (if any) that are required or permitted to be sent to any person pursuant to any law shall be treated as properly sent to that person if:

(a)	they are sent to that person in accordance with the notice provisions in Article 27; or

(b)	they are published on a website providing that person is given separate notice of:

(i)	the fact that the documents have been published on the website;

(ii)	the address of the website;

(iii)	the place on the website where the documents may be accessed; and

(iv)	how they may be accessed.

21.4

If, for any reason, a person notifies the Company that he is unable to access the website, the Company must, as soon as practicable, send the documents to that person by any other means permitted by these Articles. This, however, will not affect when that person is taken to have received the documents under Article 21.5.

Time of receipt if documents are published on a website

21.5

Documents sent by being published on a website in accordance with the preceding two Articles are only treated as sent at least 14 Clear Days before the date of the meeting at which they are to be laid if:

(a)	the documents are published on the website throughout a period beginning at least 14 Clear Days before the date of the meeting and ending with the conclusion of the meeting; and

(b)	the person is given at least 14 Clear Days’ notice of the meeting.

Validity despite accidental error in publication on website

21.6

If, for the purpose of a meeting, documents are sent by being published on a website in accordance with the preceding Articles, the proceedings at that meeting are not invalidated merely because by accident:

(a)	those documents are published in a different place on the website to the place notified; or

(b)	they are published for part only of the period from the date of notification until the conclusion of that meeting.

When accounts are to be audited

21.7

Unless the directors or the Members, by Ordinary Resolution, so resolve or unless the Law so requires, the Company’s accounts will not be audited. If the Members so resolve, the Company’s accounts shall be audited in the manner determined by Ordinary Resolution. Alternatively, if the directors so resolve, they shall be audited in the manner they determine.

22	Record dates

Except to the extent of any conflicting rights attached to Shares, the directors may fix any time and date as the record date for declaring or paying a dividend or making or issuing an allotment of Shares. The record date may be before or after the date on which a dividend, allotment or issue is declared, paid or made.

23	Dividends

Declaration of dividends by Members

23.1

Subject to the provisions of the Law, the Company may by Ordinary Resolution declare dividends in accordance with the respective rights of the Members but no dividend shall exceed the amount recommended by the directors. Any such declared dividend, subject to it not exceeding the amount recommended by the directors, shall be a debt owed by the Company due on the date that such dividend is declared to be payable or, if no date is specified, immediately.

Payment of interim dividends by directors

23.2

Subject to the provisions of the Law, the directors may pay interim dividends in accordance with the respective rights of the Members. Any interim dividend shall not be a debt owed by the Company until such time as payment of the dividend is made.

23.3	In relation to Shares carrying differing rights to dividends or rights to dividends at a fixed rate, the following applies:

(a)

if the Company has different classes of Shares, the directors may pay dividends on Shares which confer deferred or non-preferred rights with regard to dividends as well as on Shares which confer preferential rights with regard to dividends but no dividend shall be paid on Shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrears;

(b)

subject to the provisions of the Law, the directors may also pay, at intervals settled by them, any dividend payable at a fixed rate if it appears to them that there are sufficient funds of the Company lawfully available for distribution to justify the payment; and

(c)

if the directors act in good faith, they shall not incur any liability to the Members holding Shares conferring preferred rights for any loss those Members may suffer by the lawful payment of the dividend on any Shares having deferred or non-preferred rights.

Apportionment of dividends

23.4

Except as otherwise provided by the rights attached to Shares, all dividends shall be declared and paid according to the amounts paid up on the Shares on which the dividend is paid. All dividends shall be apportioned and paid proportionately to the amount paid up on the Shares during the time or part of the time in respect of which the dividend is paid. But if a Share is issued on terms providing that it shall rank for dividend as from a particular date, that Share shall rank for dividend accordingly.

Right of set off

23.5	The directors may deduct from a dividend or any other amount payable to a person in respect of a Share any amount due by that person to the Company on a call or otherwise in relation to a Share.

Power to pay other than in cash

23.6

If the directors so determine, any resolution determining a dividend may direct that it shall be satisfied wholly or partly by the distribution of assets or the issue of Shares. If a difficulty arises in relation to the distribution, the directors may settle that difficulty in any way they consider appropriate. For example, they may do any one or more of the following:

(a)	issue fractional Shares;

(b)	fix the value of assets for distribution and make cash payments to some Members on the footing of the value so fixed in order to adjust the rights of Members; and

(c)	vest some assets in trustees.

How payments may be made

23.7	A dividend or other monies payable on or in respect of a Share may be paid in any of the following ways:

(a)	if the Member holding that Share or other person entitled to that Share nominates a bank account for that purpose, by wire transfer to that bank account; or

(b)	by cheque or warrant sent by post to the registered address of the Member holding that Share or other person entitled to that Share.

23.8

For the purpose of Article 23.7(a), the nomination may be in writing or in an Electronic Record and the bank account nominated may be the bank account of another person. For the purpose of Article 23.7(b), subject to any applicable law or regulation, the cheque or warrant shall be made to the order of the Member holding that Share or other person entitled to the Share or to his nominee, whether nominated in writing or in an Electronic Record, and payment of the cheque or warrant shall be a good discharge to the Company.

23.9

If two or more persons are registered as the holders of the Share or are jointly entitled to it by reason of the death or bankruptcy of the registered holder (Joint Holders), a dividend (or other amount) payable on or in respect of that Share may be paid as follows:

(a)	to the registered address of the Joint Holder of the Share who is named first on the register of members or to the registered address of the deceased or bankrupt holder, as the case may be; or

(b)	to the address or bank account of another person nominated by the Joint Holders, whether that nomination is in writing or in an Electronic Record.

23.10	Any Joint Holder of a Share may give a valid receipt for a dividend (or other amount) payable in respect of that Share.

Dividends or other monies not to bear interest in absence of special rights

23.11	Unless provided for by the rights attached to a Share, no dividend or other monies payable by the Company in respect of a Share shall bear interest.

Dividends unable to be paid or unclaimed

23.12

If a dividend cannot be paid to a Member or remains unclaimed within six weeks after it was declared or both, the directors may pay it into a separate account in the Company’s name. If a dividend is paid into a separate account, the Company shall not be constituted trustee in respect of that account and the dividend shall remain a debt due to the Member.

23.13	A dividend that remains unclaimed for a period of ten years after it became due for payment shall be forfeited to, and shall cease to remain owing by, the Company.

24	Capitalisation of profits

Capitalisation of profits or of any share premium account or capital redemption reserve

24.1	Subject to the Law, the directors may resolve to capitalise any part of the Company’s reserves not required for paying any preferential dividend.

24.2

The amount resolved to be capitalised must be appropriated to the Members who would have been entitled to it had it been distributed by way of dividend and in the same proportions. The benefit to each Member so entitled must be given in either or both of the following ways:

(a)	by paying up the amounts unpaid on that Member’s Shares;

(b)

by issuing Fully Paid Shares or debentures of the Company to that Member or as that Member directs. The directors may resolve that any Shares issued to the Member in respect of partly paid Shares (Original Shares) rank for dividend only to the extent that the Original Shares rank for dividend while those Original Shares remain partly paid.

Applying an amount for the benefit of members

24.3	Subject to the Law, if a fraction of a Share or a debenture is allocated to a Member, the directors may issue a fractional certificate to that Member or pay him the cash equivalent of the fraction.

25	Seal

Company seal

25.1	The Company may have a seal if the directors so determine.

Official seal

25.2	Subject to the provisions of the Law, the Company may also have:

(a)

an official seal or seals for use in any place or places outside the Island. Each such official seal shall be a facsimile of the original seal of the Company but shall have added on its face the name of the country, territory or place where it is to be used or the words “branch seal”; and

(b)

an official seal for use only in connection with the sealing of securities issued by the Company and such official seal shall be a copy of the common seal of the Company but shall in addition bear the word “securities”.

When and how seal is to be used

25.3	A seal may only be used by the authority of the directors. Unless the directors otherwise determine, a document to which a seal is affixed must be signed in one of the following ways:

(a)	by a director (or his alternate) and the Secretary; or

(b)	by a single director (or his alternate).

If no seal is adopted or used

25.4	If the directors do not adopt a seal, or a seal is not used, a document may be executed in the following manner:

(a)	by a director (or his alternate) and the Secretary; or

(b)	by a single director (or his alternate); or

(c)	by any other person authorised by the directors; or

(d)	in any other manner permitted by the Law.

Power to allow non-manual signatures and facsimile printing of seal

25.5	The directors may determine that either or both of the following applies:

(a)	that the seal or a duplicate seal need not be affixed manually but may be affixed by some other method or system of reproduction;

(b)	that a signature required by these Articles need not be manual but may be a mechanical or Electronic Signature.

Validity of execution

25.6

If a document is duly executed and delivered by or on behalf of the Company, it shall not be regarded as invalid merely because, at the date of the delivery, the Secretary, or the director, or other Officer or person who signed the document or affixed the seal for and on behalf of the Company ceased to be the Secretary or hold that office and authority on behalf of the Company.

26	Indemnity

Indemnity

26.1

To the extent permitted by law, the Company shall indemnify each existing or former Secretary, director (including alternate director), and other Officer of the Company (including an administrator or liquidator) and their personal representatives against:

(a)

all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former Secretary or Officer in or about the conduct of the Company’s business or affairs or in the execution or discharge of the existing or former Secretary’s or Officer’s duties, powers, authorities or discretions; and

(b)

without limitation to Article 26.1(a), all costs, expenses, losses or liabilities incurred by the existing or former Secretary or Officer in defending (whether successfully or otherwise in accordance with the Law) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning the Company or its affairs in any court or tribunal, whether in the Island or elsewhere.

No such existing or former Secretary or Officer, however, shall be indemnified in respect of any matter arising out of his own dishonesty.

26.2

To the extent permitted by law, the Company may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former Secretary or Officer of the Company in respect of any matter identified in Article 26.1(a) or Article 26.1(b) on condition that the Secretary or Officer must repay the amount paid by the Company to the extent that it is ultimately found not liable to indemnify the Secretary or that Officer for those legal costs.

Release

26.3

To the extent permitted by law, the Company may by Special Resolution release any existing or former director (including alternate director), Secretary or other Officer of the Company from liability for any loss or damage or right to compensation which may arise out of or in connection with the execution or discharge of the duties, powers, authorities or discretions of his office; but there may be no release from liability arising out of or in connection with that person’s own dishonesty.

Insurance

26.4

To the extent permitted by law, the Company may pay, or agree to pay, a premium in respect of a contract insuring each of the following persons against risks determined by the directors, other than liability arising out of that person’s own dishonesty:

(a)	an existing or former director (including alternate director), Secretary or other Officer or auditor of:

(i)	the Company;

(ii)	a company which is or was a subsidiary of the Company;

(iii)	a company in which the Company has or had an interest (whether direct or indirect); and

(b)	a trustee of an employee or retirement benefits scheme or other trust in which any of the persons referred to in Article 26.4(a) is or was interested.

27	Notices

Form of notices

27.1	Save where these Articles provide otherwise, any notice to be given to or by any person pursuant to these Articles shall be:

(a)	in writing signed by or on behalf of the giver in the manner set out below for written notices;

(b)

subject to Article 27.2, in an Electronic Record signed by or on behalf of the giver by Electronic Signature and authenticated in accordance with Articles about authentication of Electronic Records; or

(c)	where these Articles expressly permit, by the Company by means of a website.

Electronic communications

27.2

Without limitation to Articles 15.1 to 15.3 inclusive (relating to the appointment and removal of alternate directors by directors), a notice may only be given to the Company in an Electronic Record if:

(a)	the directors so resolve;

(b)	the resolution states how an Electronic Record may be given and, if applicable, specifies an email address for the Company; and

(c)	the terms of that resolution are notified to the Members for the time being and, if applicable, to those directors who were absent from the meeting at which the resolution was passed.

If the resolution is revoked or varied, the revocation or variation shall only become effective when its terms have been similarly notified.

27.3	A notice may not be given by Electronic Record to a person other than the Company unless the recipient has notified the giver of an Electronic address to which notice may be sent.

Persons authorised to give notices

27.4

A notice by either the Company or a Member pursuant to these Articles may be given on behalf of the Company or a Member by a director or the Secretary or a Member. Without limitation to the Articles about the power to allow non-manual signatures and facsimile printing of the seal, the signature of a person on a notice given by the Company may be written, printed or stamped.

Delivery of written notices

27.5

Save where these Articles provide otherwise, a notice in writing may be given personally to the recipient, or left at (as appropriate) the Member’s or director’s registered address or the Company’s registered office, or posted to that registered address or registered office.

Joint holders

27.6	Where Members are joint holders of a Share, all notices shall be given to the Member whose name first appears in the register of members.

Signatures

27.7	A written notice shall be signed when it is autographed by or on behalf of the giver, or is marked in such a way as to indicate its execution or adoption by the giver.

27.8	An Electronic Record may be signed by an Electronic Signature.

Evidence of transmission

27.9

A notice given by Electronic Record shall be deemed sent if an Electronic Record is kept demonstrating the time, date and content of the transmission, and if no notification of failure to transmit is received by the giver.

27.10

A notice given in writing shall be deemed sent if the giver can provide proof that the envelope containing the notice was properly addressed, pre-paid and posted, or that the written notice was otherwise properly transmitted to the recipient.

Giving notice to a deceased or bankrupt Member

27.11

A notice may be given by the Company to the persons entitled to a Share in consequence of the death or bankruptcy of a Member by sending or delivering it, in any manner authorised by these Articles for the giving of notice to a Member, addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt or by any like description, at the address, if any, supplied for that purpose by the persons claiming to be so entitled.

27.12	Until such an address has been supplied, a notice may be given in any manner in which it might have been given if the death or bankruptcy had not occurred.

Delivery of notices

27.13	A notice shall be deemed to have been received by the intended recipient in accordance with the following table.

Method for giving notice	When deemed to be received
Personally	At the time and date of delivery

By leaving it at the Member’s registered address	At the time and date it was left

If the recipient has an address within the Island, by posting it by prepaid post to the street or postal address of that recipient	On the day after the day when it was posted

If the recipient has an address outside the Island, by posting it by prepaid airmail to the street or postal address of that recipient

On the third day after the day when it was posted for an address within the United Kingdom, the Isle of Man, another Channel Island or Europe

On the fifth day after the day when it was posted for any other international address

By Electronic Record (other than publication on a website), to recipient’s Electronic address	On the day after the day when it was sent

By publication on a website (notice of general meetings and sending of accounts and reports)

For notice of a general meeting of Members, at the time and date that the recipient is deemed to have received notice of the publication (Articles 10.14 and 10.16)

For accounts and reports specified in Article 21.3, in accordance with Article 21.5

Saving provisions

27.14

A Member present, either in person or by proxy, at any general meeting or at any meeting of the Members holding any class of Shares shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which it was called.

27.15

Every person who becomes entitled to a Share shall be bound by any notice in respect of that Share which, before his name is entered in the register of members, has been duly given to a person from which he derives his title.

27.16	None of the preceding notice provisions shall derogate from the Articles about the delivery of written resolutions of directors and written resolutions of Members.

28	Authentication of Electronic Records

Application of Articles

28.1

Without limitation to any other provision of these Articles, any notice, written resolution or other document under these Articles that is sent by Electronic means by a Member, or by the Secretary, or by a director or other Officer of the Company, shall be deemed to be authentic if either Article 28.2 or Article 28.4 applies.

Authentication of documents sent by Members by Electronic means

28.2

An Electronic Record of a notice, written resolution or other document sent by Electronic means by or on behalf of one or more Members shall be deemed to be authentic if the following conditions are satisfied:

(a)	the Member or each Member, as the case may be, signed the original document, and for this purpose Original Document includes several documents in like form signed by one or more of those Members; and

(b)

the Electronic Record of the Original Document was sent by Electronic means by, or at the direction of, that Member to an address specified in accordance with these Articles for the purpose for which it was sent; and

(c)	Article 28.7 does not apply.

28.3

For example, where a sole Member signs a resolution and sends the Electronic Record of the original resolution, or causes it to be sent, by facsimile transmission to the address in these Articles specified for that purpose, the facsimile copy shall be deemed to be the written resolution of that Member unless Article 28.7 applies.

Authentication of document sent by the Secretary or Officers by Electronic means

28.4

An Electronic Record of a notice, written resolution or other document sent by or on behalf of the Secretary or an Officer or Officers of the Company shall be deemed to be authentic if the following conditions are satisfied:

(a)

the Secretary or the Officer or each Officer, as the case may be, signed the original document, and for this purpose Original Document includes several documents in like form signed by the Secretary or one or more of those Officers; and

(b)

the Electronic Record of the Original Document was sent by Electronic means by, or at the direction of, the Secretary or that Officer to an address specified in accordance with these Articles for the purpose for which it was sent; and

(c)	Article 28.7 does not apply.

This Article applies whether the document is sent by or on behalf of the Secretary or Officer in his own right or as a representative of the Company.

28.5

For example, where a sole director signs a resolution and scans the resolution, or causes it to be scanned, as a PDF version which is attached to an email sent to the address in these Articles specified for that purpose, the PDF version shall be deemed to be the written resolution of that director unless Article 28.7 applies.

Manner of signing

28.6	For the purposes of these Articles about the authentication of Electronic Records, a document will be taken to be signed if it is signed manually or in any other manner permitted by these Articles.

Saving provision

28.7	A notice, written resolution or other document under these Articles will not be deemed to be authentic if the recipient, acting reasonably:

(a)	believes that the signature of the signatory has been altered after the signatory had signed the original document; or

(b)	believes that the original document, or the Electronic Record of it, was altered, without the approval of the signatory, after the signatory signed the original document; or

(c)	otherwise doubts the authenticity of the Electronic Record of the document,

and the recipient promptly gives notice to the sender setting the grounds of its objection. If the recipient invokes this Article, the sender may seek to establish the authenticity of the Electronic Record in any way the sender thinks fit.

29	Winding up

Distribution of assets in specie

29.1	If the Company is wound up, the liquidator or the directors, as the case may be, may, subject to these Articles and any other sanction required by the Law, do either or both of the following:

(a)

divide in specie among the Members the whole or any part of the assets of the Company and, for that purpose, value any assets and determine how the division shall be carried out as between the Members or different classes of Members;

(b)	vest the whole or any part of the assets in trustees for the benefit of Members and those liable to contribute to the winding up.

No obligation to accept liability

29.2	No Member shall be compelled to accept any assets if an obligation attaches to them.

30	Post-Scheme Shares

30.1	In this Article only, the following definitions shall apply:

American Depositary Share means an American Depositary Share;

American Depositary Receipt means an American Depositary Receipt evidencing American Depositary Shares;

Excluded Shares means any Ordinary Shares:

(a)	registered in the name of, or beneficially owned by, Takeda or any member of the Takeda Group or their respective nominees;

(b)	represented by Shire ADSs which are registered in the name of, or beneficially owned by, Takeda or any member of the Takeda Group or their respective nominees; or

(c)	held in treasury by the Company;

New Takeda Shares means the new Takeda Shares delivered to Scheme Shareholders pursuant to the Scheme;

Scheme means the scheme of arrangement dated 12 November 2018 between the Company and the Scheme Shareholders under Article 125 of the Law;

Scheme Business Day means a day (other than a Saturday, Sunday or public holiday in London, the Island, New York or Tokyo) on which banks are open for business in London, the Island, New York and Tokyo;

Scheme Record Time means 6.00 p.m. (London time) on 4 January 2019;

Scheme Shareholder means a holder of Scheme Shares;

Scheme Shares means the Ordinary Shares:

(a)	in issue at the date of the Scheme;

(b)	(if any) issued after the date of the Scheme and before the Voting Record Time; and

(c)

(if any) issued at or after the Voting Record Time and before the Scheme Record Time on terms that the original holder or any subsequent holder thereof was bound by the Scheme or in respect of which the original or any subsequent holder thereof shall have agreed in writing to be bound by the Scheme, and in each case remaining in issue at the Scheme Record Time, but excluding any Excluded Shares;

Shire ADS means an American Depositary Share issued under the Shire Deposit Agreement, such American Depositary Share representing three Ordinary Shares;

Shire Deposit Agreement means the amended and restated deposit agreement, including the form of American Depositary Receipt for American Depositary Shares representing Ordinary Shares attached thereto, setting forth the terms of the Shire ADSs from time to time;

Takeda means Takeda Pharmaceutical Company Limited, a company incorporated in Japan and whose registered office is at 1-1 Doshomachi 4-chome, Chuo-ku, Osaka 540-8645, Japan;

Takeda Group Takeda and its subsidiaries and subsidiary undertakings from time to time;

Takeda Shares means the shares of common stock of no par value in the capital of Takeda; and

Voting Record Time means 6.30 p.m. (London time) on 3 December 2018.

30.2

Notwithstanding any other provision of these Articles, if any Shares are issued to any person (a New Member) (other than to Takeda, any member of the Takeda Group or their respective nominee(s)) at any time after the Scheme Record Time (the Post-Scheme Shares), they shall, on issue, be immediately transferred to Takeda (or as it may direct) in consideration for (subject as hereinafter provided) the payment to the New Member of the Relevant Consideration (as defined in Article 30.4 below).

30.3

On any reorganisation of, or material alteration to, the share capital of either the Company or Takeda (including, without limitation, any subdivision or consolidation) carried out after 8 January 2019, the value of the Relevant Consideration shall be adjusted by the directors in such manner as the auditors of the Company may determine to be appropriate to reflect such reorganisation or alternation. References in this Article to shares shall, following such adjustment, be construed accordingly.

30.4

In this Article, Relevant Consideration means a cash payment in pounds Sterling equal to the value of 0.839 New Takeda Shares and 30.33 US Dollars (or such greater or lesser number of New Takeda Shares and amount as may be due under the Scheme if modified in accordance with its terms) for each Post-Scheme Share as the relevant New Member would have been entitled to pursuant to the Scheme had each Post-Scheme Share been a Scheme Share (as defined in the Scheme). The cash value of the New Takeda Shares for the purposes of this Article shall be calculated based on the mid-market quotation at the close of business of the Tokyo Stock Exchange on the date of the issue of the Post-Scheme Shares. Values shall, where required, be converted to pounds Sterling at the closing rate for the relevant date of issue of the Post-Scheme Shares from Bloomberg.

30.5

To give effect to any transfer of Post-Scheme Shares, the Company may appoint any person as attorney (under the Powers of Attorney (Jersey) Law 1995, and on the basis that any such appointment shall be irrevocable for a period of one year from the date upon which such New Member is issued the Post-Scheme Shares for that New Member) or agent for the New Member to transfer the Post-Scheme Shares to Takeda and/or its nominee(s) and do all such other things and execute and deliver all such documents as may in the opinion of the attorney or agent be necessary or desirable to vest the Post-Scheme Shares in Takeda or its nominee(s) and, pending such vesting, to exercise all such rights attaching to the Post-Scheme Shares as Takeda may direct. If an attorney or agent is so appointed, the New Member shall not thereafter (except to the extent that the attorney or agent fails to act in accordance with the directions of Takeda) be entitled to exercise any rights attaching to the Post-Scheme Shares unless so agreed by Takeda. The attorney or agent shall be empowered to execute and deliver as transferor a form of transfer or other instrument or instruction of transfer on behalf of the New Member in favour of Takeda and/or its nominee(s) and the Company may give a good receipt for the consideration for the Post-Scheme Shares and may register Takeda and/or its nominee(s) as holder thereof and issue to it certificates for the same. The Company shall not be obliged to issue a certificate to the New Member for the Post-Scheme Shares. Takeda shall, subject to Article 30.2, pay (or procure the payment of) the Relevant Consideration per Post-Scheme Share as soon as practicable and in any event within 45 Scheme Business Days of the issue of the Post-Scheme Shares to the New Member.

30.6

No amounts of cash less than one penny shall be paid to any New Member pursuant to this Article and the aggregate amount of cash to which a New Member would otherwise have become entitled shall be rounded down to the nearest whole penny.